UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Materials Under Rule 14a-12

                               RF INDUSTRIES, LTD.
    ------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

      PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                               RF INDUSTRIES, LTD.
                                7610 MIRAMAR ROAD
                        SAN DIEGO, CALIFORNIA 92126-4202

                NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                          WILL BE HELD ON JUNE 9, 2006

      An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the Company's corporate office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202 on Friday June 9, 2006, at 1:30 p.m., Pacific Standard Time, for the following purposes:

      1. To elect six directors of the Company who shall serve until the 2007 Annual Meeting of Stockholders (and until the election and qualification of their successors).

      2. To authorize an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

      3. To ratify the selection of J.H. Cohn LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2006.

      4. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 21, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                            By Order of the Board of Directors

                                            Victor H. Powers,
                                            CFO and Corporate Secretary

San Diego, California
April 26, 2006

                               RF INDUSTRIES, LTD.
                                7610 MIRAMAR ROAD
                        SAN DIEGO, CALIFORNIA 92126-4202

                        --------------------------------

                                 PROXY STATEMENT

                        -------------------------------

GENERAL

      The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, June 9, 2006, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the corporate office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. The Company mailed this Proxy Statement and the accompanying Proxy and Annual Report to all stockholders entitled to vote at the Annual Meeting on or about April 26, 2006.


VOTING

      Only stockholders of record at the close of business on April 21, 2006, will be entitled to notice of and to vote at the Annual Meeting. On April 21, 2006, there were 3,209,484 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

      With regard to the election of directors, the six nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote will be necessary to approve the matter. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" (i) the nominees of the Board of Directors in the election of the six directors whose terms of office will extend until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, (ii) amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, and (iii) the approval of the re-appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the 2006 fiscal year.

REVOCABILITY OF PROXIES

      When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, California 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.


SOLICITATION

      The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.

                                   PROPOSAL 1:
                      NOMINATION AND ELECTION OF DIRECTORS

      Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Six directors are to be elected at the Annual Meeting. All six nominees are currently members of the Board of Directors. All six nominees are currently members of the Board of Directors.

      The six candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each nominees listed below has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the six nominees named below.

NOMINEES

      A majority of the Directors are "independent directors" as defined by the listing standards of The Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent Director nominees are Messrs. Ehret, Fink, Jacobs, Kester and Reynolds.

      Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 2004, the end of the Company's last fiscal year.



         Name                           Age              Director Since
         ----                           ---              --------------
         John R. Ehret                  68                    1991
         Marvin H. Fink                 69                    2001
         Howard F. Hill                 65                    1979
         Robert Jacobs                  54                    1997
         Linde Kester                   60                    2001
         William L. Reynolds            69                    2005


      John R. Ehret has been the President of TPL Electronics of Los Angeles, California, since 1982. He holds a B.S. degree in Industrial Management from the University of Baltimore. He has been in the electronics industry for over 33 years.

      Marvin H. Fink served as the Chief Executive Officer, President and Chairman of the Board of Recom Managed Systems, Inc. from October 2002 to March 2005. Prior thereto, Mr. Fink was President of Teledyne's Electronics Group. Mr. Fink was employed at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, a M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is a member of the California Bar.

      Howard F. Hill, a founder of the Company in 1979, has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He has been the President of the Company since July 1993. He has held various positions in the electronics industry over the past 40 years.

      Robert Jacobs has been an Account Executive at Neil Berkman Associates since 1988. Neil Berkman Associates is the Company's investor relations firm, and Mr. Jacobs is the Account Executive for the Company. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 21 years.

      Linde Kester has been the Proprietor of Oregon's Chateau Lorane Winery since 1992. He was formerly Chairman and CEO of Xentek, an electronics power conversion manufacturer that he co-founded in 1972. Mr. Kester was also a co-founder of Hidden Valley National Bank in Escondido, California. He holds an A.A. in Electron-Mechanical Design from Fullerton College and has over two decades of experience in the electronics industry.

      William Reynolds joined the Board of Directors on April 26, 2005. He was the former VP of Finance and Administration for Teledyne Controls from 1994 until his retirement in 1997. Prior thereto, for 22 years he was the Vice-President of Finance and Administration of Teledyne Microelectronics. Mr. Reynolds also was a program finance administrator of Teledyne Systems Company for five years. He has a B.B.A. degree in Accounting from Woodbury University.


MANAGEMENT

      Howard F. Hill is the President and Chief Executive Officer of the Company. He co-founded the Company in 1979. Mr. Hill has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He has been the President of the Company since July 1993. He has held various positions in the electronics industry over the past 40 years. (see "Nominees," above)

      Victor H. Powers joined the Company as Chief Financial Officer and Corporate Secretary on September 19, 2005. Before joining RF Industries he was a contract CFO for RHMR from July 2003 to August 2005. Prior to this Mr. Powers was CFO for Vantra Group from September 1999 to January 2003 an ASP and enterprise software developer for on-line securities trading before it was acquired by ADP in 2003. He has also served as VP Finance and CFO for Dot Hill, Navigation Technologies (NavTech), Centex TMS, Teradyne/Zehntel and Corporate Controller for U.S. Sprint. Mr. Powers has a B.S in Economics (Accounting major) from Villanova University, completed his MBA studies with Pepperdine University and done advanced management studies at Stanford University.


BOARD OF DIRECTOR MEETINGS

      All members of the Board of Directors hold office until the next Annual Meeting of Stockholders or the election and qualification of their successors. Executive officers serve at the discretion of the Board of Directors.

      During the fiscal year ended October 31, 2005, the Board of Directors held four meetings. During the fiscal year ended October 31, 2005, each director attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he served.


DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

      Although the Company does not have a formal policy regarding attendance by Board members at the annual meeting of stockholders, directors are strongly encouraged to attend annual meetings of the Company's stockholders. All of the directors attended the 2005 annual meeting of the Company's stockholders, and all directors are expected to attend the 2006 Annual Meeting.

BOARD COMMITTEES

      During fiscal 2005, the Board of Directors maintained two committees -- the Compensation Committee and the Audit Committee. Each of these committees is described as follows:

      Audit Committee. The Audit Committee meets periodically with the Company's management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The audit committee also hires the independent registered public accounting firm, and receives and considers that firm's comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. As of the date of this Proxy Statement, the Audit Committee consists of Mr. Ehret, Mr. Kester and Mr. Reynolds. Accordingly, assuming that all of the nominees listed herein are elected, the Audit Committee after the Annual Meeting will consist of Mr. Ehret, Mr. Kester and Mr. Reynolds. Each of these individuals is a non-employee director and is independent as defined under The Nasdaq Stock Market's listing standards and each has significant knowledge of financial matters (two of the members have received a Masters of Business Administration degree, and one member has a B.B.A. degree in accounting), Mr. Reynolds has been designated by the Board as the "audit committee financial expert" as defined under Item 401(e) (2) of Regulation S-B of the Securities Exchange Act of 1934, as amended. The Audit Committee met five times during fiscal 2006. The Audit Committee operates under a formal charter that governs its duties and conduct.

      Compensation Committee. The Compensation Committee currently consists of Messrs. Jacobs, Fink, and Kester, each of whom is a non-employee director and is independent as defined under The Nasdaq Stock Market's listing standards. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management. The Compensation Committee held one formal meetings during fiscal 2005, of which all committee members attended.


NOMINATING DIRECTORS

      To date, all six of the Company's directors (five of whom are independent directors) have participated in identifying qualified director nominees. As a result, the Board of Directors has not found it necessary to have a separate Nominating Committee. However, the Board of Directors is considering forming a Nominating Committee for the purpose of nominating future director candidates. If such a committee is formed, each member of the Nominating Committee will be "independent" as defined in the Nasdaq Stock Market's listing standards. The functions of the Nominating Committee will be to assist the Board of Directors by identifying individuals qualified to become members, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders, and to recommend to the Board of Directors corporate governance guidelines and changes thereto.

      The Board of Directors has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, the Board of Directors generally will consider, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

      Stockholder Recommendations of Director Candidates The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under "Stockholder Proposals" below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other board memberships (if any). You must submit the nominee's consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

      Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

      Stockholder Communication with Board Members Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.


CODE OF BUSINESS CONDUCT AND ETHICS

      The Company has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Company's Directors, officers and employees, including its principal executive officer and principal financial officer. Stockholders can obtain a copy of the Code, without charge, by writing to the Company's Corporate Secretary at RF Industries, Ltd., 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

EXECUTIVE COMPENSATION

      Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company for each person who served as the Company's Chief Executive Officer during the fiscal year ended October 31, 2005 (the "Named Executive Officer"). No other executive officer of the Company received salary and bonus, which exceeded $100,000 in the aggregate during the fiscal year, ended October 31, 2005.

Annual Compensation                     Long-Term Compensation Awards
-------------------                     -----------------------------

                                                         Securities
                                                         ----------
                                                         Underlying   Any Other
                                                         ----------   ---------
Name and Principal            Year     Salary     Bonus   Options/  Compensation
------------------            ----     ------     -----   --------  ------------
Position                                 ($)       ($)    SARs (#)
--------                                 ---       ---    --------

Howard F. Hill, President     2005    175,000    50,000      2,000     $551,000*
Chief Executive Officer,
        Director
                              2004    165,000    50,000      6,000
                              2003    140,000    25,000      6,000


      * One-time compensation of $551,000 for the Company's purchase and retirement of 100,000 options. As permitted by rules established by the SEC, no other annual compensation is shown because perquisites and other non-cash benefits provided by the Company do not exceed the lesser of 10% of bonus plus salary or $50,000 for the last three fiscal years.

      Option Grants. The following table contains information concerning the stock option grants to the Company's Named Executive Officer for the fiscal year ended October 31, 2005.


                         Option Grants in Last Fiscal Year
                         ---------------------------------

                           Securities        % of Total
                           ----------        ----------
                           Underlying          Options         Base   Expiration
                           ----------          -------         ----   ----------
         Name               Options           Granted to      Price      Date
         ----               -------           ----------      -----      ----
                           Granted (#)       Employees in   ($/Share)
                           -----------       ------------   ---------
                                             Fiscal Year
                                             -----------
Howard F. Hill,
President

Incentive Stock Option        2,000              3.2%          $4.94     October
                                                                           2015

      Option Exercises and Holdings. Mr. Hill, the Named Executive Officer, exercised 14,000 options during the fiscal year ended October 31, 2005. The following table sets forth information concerning option exercises and option holdings and the value, at October 31, 2005, of unexercised options held by the Named Executive Officer:

                            Aggregated Options/SAR Exercises in Last Fiscal Year
                            ----------------------------------------------------
                                   and Fiscal Year-End Option/SAR Values
                                   -------------------------------------
                                                                                                    Value of
                                                                                                    --------
                                                                                                 Unexercised In-
                                                                                                 ---------------
                                      Value Realized             Number of Unexercised           the-Money/SARs
                                      --------------             ---------------------           --------------
                       Shares         Market Price at            Options/SARs at Fiscal             at Fiscal
                       ------         ---------------            ----------------------             ---------
                      Acquired         Exercise Less                  Year-End (#)                Year-End ($)
                      --------         -------------                  ------------                ------------
Name                  Exercise #     Exercise Price ($)      Exercisable      Unexercisable      Exercisable (1)
----                  ----------     ------------------      -----------      -------------      ---------------
Howard F. Hill,        14,000             $98,620              346,000            2,000            $1,709,240/
President                                                                                             $9,880

(1) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $4.94 on the last trading day of the fiscal year as reported on The Nasdaq Capital Market.

      During the fiscal year ended October 31, 2005, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officer.


EMPLOYMENT AGREEMENT

      The Company has no employment or severance agreements with any of its executive officers for payments of more than $100,000, other than with the President/Chief Executive Officer. Mr. Hill has been the President/Chief Executive Officer of the Company since 1994. On June 20, 2005 the Company entered into a new employment agreement with Mr. Hill. Under the new employment agreement, Mr. Hill agreed to serve as the Company's President and Chief Executive Officer for up to three one-year periods. The new employment agreement provides for an annual salary of $175,000. Either Mr. Hill or the Company can terminate the employment agreement at each of the first and second anniversaries of the agreement. The employment agreement, if still in effect, will expire on June 20, 2008. On June 10, 2005, the Company's Board of Directors also approved a $50,000 bonus for Mr. Hill for his services rendered during the prior year.


COMPENSATION OF DIRECTORS

      The Company compensates its directors with an annual grant of options to purchase 2,000 shares of common stock. The exercise price of the options is set at the closing price of the common stock on the last day of the fiscal year. During the fiscal year ended October 31, 2005, options to purchase 2,000 shares of common stock were granted to each of the following directors: Messrs. Ehret, Mr. Fink, Hooper, and Mr. Jacobs. Mr. Hill and Mr. Kester each received a grant for 4,000 shares. All options granted were $4.94 per share. The directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings and Board committee meetings. For the fiscal years ending after October 31, 2005, the Board has voted to compensate all non-employee directors, in addition to the foregoing options, with an annual cash payment of $5,000 per director, and to pay the non-employee Chairman of the Board an additional annual payment of $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company's Common Stock as of October 31, 2005 by: (i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.

Name and Address of                 Number of Shares (1)        Percentage (1)
Beneficial Owner                    2)Beneficially Owned      Beneficially Owned
------------------                  --------------------      ------------------
Howard H. Hill                           346,000(2)                  10.2%
7610 Miramar Road, Ste. 6000
San Diego, CA 92126-4202

John R. Ehret                             24,000(3)                    *
7610 Miramar Road, Ste. 6000
San Diego, CA 92126-4202

Robert Jacobs                             4,000(4)                     *
7610 Miramar Road, Ste. 6000
San Diego, CA 92126-4202

Marvin Fink                               29,165(5)                    *
7610 Miramar Rd., Ste. 6000
San Diego, CA 92126-4202

Linde Kester                              73,367(6)                   2.3%
7610 Miramar Rd., Ste. 6000
San Diego, CA 92126-4202

William L. Reynolds                         -0-(7)                      *
7610 Miramar Rd. Ste. 6000
San Diego, CA 92126-4202

Walrus Partners, LLC                     294,416(8)                   9.6%
8014 Olson Memorial, #232
Golden Valley, MN 55427
All Directors and Officers as
a Group (8 Persons)                      476,532(9)                  13.3%

(1) Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of an option within 60 days, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(2) Consists of 346,000 shares, which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days.

(3) Includes 14,000 shares, which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days plus 10,000 purchased on the open market..

(4) Consists of 4,000 shares, which Mr. Jacobs has the right to acquire upon exercise of options exercisable within 60 days.

(5) Includes 21,165 shares, which Mr. Fink has the right to acquire upon exercise of options exercisable within 60 days plus 8,000 purchased on the open market.

(6) Includes 19,165 shares, which Mr. Kester has the right to acquire upon exercise of options exercisable within 60 days plus 54,202, purchased on the open market.

(7) Mr. Reynolds options vest on October 31, 2006, thus are not exercisable within 60 days.

(8) Represents shares owned by clients of Walrus Partners, LLC, is an investment adviser. Walrus Partners, LLC is deemed to possess sole voting and dispositive power over securities held by its clients. Walrus Partners, LLC disclaims beneficial ownership of these securities held by these clients

(9) Includes 404,330 shares, which the directors and officers have the right to acquire upon exercise of options exercisable within 60 days.

*     Represents less than 1% of the outstanding shares.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2005 with respect to the shares of Company common stock that may be issued under the Company's existing equity compensation plans.

                                             A                           B                                C

                                   --------------------          -----------------           -------------------------
                                                                                                Number of Securities
                                                                                              Remaining Available for
                                   Number of Securities          Weighted Average              Future Issuance Under
                                     to be Issued Upon           Exercise Price of           Equity Compensation Plans
                                        Exercise of                 Outstanding                (Excluding Securities
Plan Category                       Outstanding Options             Options ($)                Reflected in Column A)
-------------                      --------------------          -----------------           -------------------------
Equity Compensation Plans
   Approved by
   Stockholders (1)                        213,134                     $4.41                           3,867

Equity Compensation Plans
   Not Approved by
   Stockholders (2)                        692,963                     $1.23                             -0-

Total                                      906,097                     $1.99                           3,867

(1) Consists of options granted under the R.F. Industries, Ltd. (i) 2000 Stock Option Plan, (ii) the 1990 Incentive Stock Option Plan, and (iii) the 1990 Non-qualified Stock Option Plan. The 1990 Incentive Stock Option Plan and Non-qualified Stock Option Plan have expired, and no additional options can be granted under these plans. Accordingly, the 3,867 shares remaining available for issuance represent shares under the 2000 Stock Option Plan.

(2) Consists of options granted to six officers and/or key employees of the Company under employment agreements entered into by the Company with each of these officers and employees.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 2005, that its officers and directors complied with the filing requirements under Section 16(a) except that (i) the Forms 4 for the directors were not timely filed in connection with the annual grant of director options, and (ii) the Form 4 was not timely filed in connection with the retirement of a portion of Mr. Hill's outstanding stock options.


                                   PROPOSAL 2:
                       AMENDMENT OF 2000 STOCK OPTION PLAN

      The Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board of Directors and approved by the stockholders in 2000. The purpose of the 2000 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2000 Plan seeks to achieve this purpose by providing for awards in the form of options which may constitute incentive stock options or nonstatutory stock options.

      The Company does not believe that the shares remaining available for future grant pursuant to the 2000 Plan are sufficient to attract new employees or retain existing employees. Therefore, at the Annual Meeting, stockholders are being asked to approve an amendment to the 2000 Plan that would increase the shares reserved for issuance thereunder by 250,000 shares of Common Stock.


            Pertinent features of the 2000 Plan are summarized below.

SHARE RESERVE

      The Company had initially reserved 300,000 shares of common stock for issuance under the 2000 Plan. In 2003 the Board of Directors and the stockholders approved an increase in the number of stock options by 100,000 options. Accordingly, as October 31, 2005, the total number of shares that had been reserved for issuance under the 2000 Plan was 400,000 shares, plus the annual automatic adjustment. Under the 2000 Plan, on January 1 of each year, the number of shares in the reserve automatically increases by 4% of the total number of shares of common stock of the Company that are outstanding at that time or by 10,000 shares, whichever is less. Accordingly, as of October 31, 2005, a total of 450,000 shares had been reserved (the initial 300,000 shares, plus 100,000 share increase approved in 2003, and five annual 10,000 share increases since 2000) of which the Company had granted options for 446,133 shares. Therefore, as of October 31, 2005, the Company could only grant options for a total of 3,867 additional shares. Because the Company does not believe that 3,867 shares are sufficient to fulfill the amount of options the Company believes it has to grant to its employees during fiscal 2006 and thereafter, the Company has proposed to increase the number of shares that it can issue upon the exercise of options under the 2000 Plan by 250,000 shares.

ADMINISTRATION

      The Compensation Committee of the Board of Directors ("Committee") administers the 2000 Plan. The Committee has the complete discretion to make all decisions relating to the interpretation and operation of the 2000 Plan. The Committee has the discretion to determine who will receive an option, what type of option it will be, how many shares will be covered by the option, what the vesting requirements will be (if any), and what the other features and conditions of each option will be. The Committee may also reprice outstanding options and modify outstanding options in other ways.

ELIGIBILITY

      Employees, outside directors and independent consultants and advisors to the Company and it subsidiaries (whether now existing or subsequently established) will be eligible to participate in the 2000 Plan.

TYPES OF AWARD

      The 2000 Plan provides incentive stock options to purchase shares of common stock of the Company and nonstatutory stock options to purchase shares of common stock of the Company.

EXERCISE PRICE, PAYMENT AND TRANSFERABILITY

      An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. Nonstatutory stock options, however, do not qualify for such favorable tax treatment. The exercise price for incentive stock options granted under the 2000 Plan may not be less than 100% of the fair market value of the common stock of the Company on the option grant date. In the case of nonstatutory options, the minimum exercise price is 85% of the fair market value of the common stock of the Company on the option grant date. Optionees may pay the exercise price by using the following methods of payment as determined by the Committee: cash; shares of common stock that the optionee already owns; a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash; an immediate sale of the option shares through a broker designated by the Company; or a loan from a broker designated by the Company, secured by the option shares.

      Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

VESTING OF OPTIONS AND TERMINATION OF SERVICE

      The options will vest at the time or times determined by the Committee. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Committee will generally have discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Committee will also have discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

CHANGE IN CONTROL

      If a change in control of the Company occurs, an option under the 2000 Plan may become fully vested and exercisable as determined by the Committee. A change in control includes: (i) a merger of the Company after which the Company's stockholders own 50% or less of the surviving corporation (or its parent company); (ii) a sale of all or substantially all of the Company's assets; (iii) a change in the composition of the Board that results in the replacement of more than one-half of the Company's incumbent directors over a 24-month period; or (iv) an acquisition of 20% or more of the Company's outstanding stock by any person or group, other than a person related to the Company (such as a holding company owned by the Company's stockholders).

AMENDMENTS

      The Board may amend or terminate the 2000 Plan at any time. If the Board amends the 2000 Plan, it does not need to ask for stockholder approval of the amendment unless required. Stockholder approval of any amendment of the 2000 Plan may be required to be obtained if the Board determines it is otherwise required by the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the 2000 Plan), by the quotation or listing requirements of The Nasdaq Stock Market or any principal securities exchange or market on which shares of Common Stock are then traded (in order to maintain the listing of the shares thereon) or any other applicable law.

FEDERAL INCOME TAX CONSEQUENCES

      Options granted under the 2000 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      INCENTIVE OPTIONS No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      NON-STATUTORY OPTIONS No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      INTERNAL REVENUE CODE SECTION 409A Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and guidance promulgated thereunder. If any of the arrangements provided under the 2000 Plan fail to meet the criteria specified in Section 409A, or if the 2000 Plan is not operated by the Company in accordance with such criteria, then a participant will recognize ordinary income equal to the value of the awards when such awards are no longer subject to a substantial risk of forfeiture even though the participant has not received the award in cash or stock. Additionally, the participant will be liable for a 20% tax on such amounts in addition to income taxes otherwise due on such amounts.

OPTION GRANTS

      The following table sets forth with respect to the Named Executive Officers and the various indicated groups, the number of shares of Common Stock subject to the stock options granted under the 2000 Plan from November 1, 2004 through October 31, 2005 and the weighted average exercise price payable per share.


                                                               WEIGHTED AVERAGE
                                                  NUMBER OF    EXERCISE PRICE OF
NAME AND POSITION                               OPTION SHARES  GRANTED OPTIONS
-----------------                               -------------  -----------------
Howard F. Hill, President, Chief Executive          2,000            $5.34
Officer and Director
John R. Ehret, Director                             2,000            $5.34
Marvin Fink, Director                               2,000            $5.34
William L. Reynolds, Director                       2,000            $5.34
Robert Jacobs, Director                             2,000            $5.34
Linde Kester, Director                              4,000            $5.34

Summary:
All current executive officers as a group (2        2,000            $5.34
   persons)
All current non-employee directors as a group      12,000            $5.34
   (5 persons)
All employees, including current officers who      46,705            $5.34
   are not executive officers, as a group (65 persons)


REQUIRED VOTE

      The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the amendments to the 2000 Plan. Should such stockholder approval not be obtained, then the increase in the 2000 Plan options will not be implemented.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                           RATIFICATION OF PROPOSAL 2

                                   PROPOSAL 3:
                       SELECTION OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board has selected J.H. Cohn LLP to continue as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2006. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

      Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.


AUDIT FEES

      The following is a summary of the fees billed to the Company by J.H. Cohn LLP for professional services for rendered for the fiscal years ended October 31, 2005 and 2004:

FEE CATEGORY                    FISCAL 2005 FEES              FISCAL 2004 FEES
------------------------    -------------------------     ----------------------
Audit Fees                          $147,041                      $120,849

Audit-Related Fees                    22,304                        22,677

Tax Fees                               7,420                        14,815

TOTAL FEES                          $176,765                      $158,341


      Audit Fees. Consists of fees billed for professional services rendered for the audit of RF Industries, Ltd. financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by J.H. Cohn LLP in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of RF Industries' financial statements and are not reported under "Audit Fees." These services include professional services requested by RF Industries in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and assistance with tax reporting.

      The Audit Committee has determined that the provision of services, in addition to audit services, rendered by J.H. Cohn LLP and the fees billed therefore in fiscal 2005 and 2004 were compatible with maintaining J.H. Cohn LLP's independence.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                                   PROPOSAL 3


                          REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

      The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company's independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company's management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2005.

      The Audit Committee has reviewed and discussed the Company's audited financial statements with the management. The Audit Committee has discussed with J.H. Cohn LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and has discussed with J. H. Cohn LLP their independence from the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company Annual Report on Form 10-KSB for the fiscal year ended October 31, 2005.

      The Audit Committee has retained J.H. Cohn LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2006.

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

                                 AUDIT COMMITTEE

                                   John Ehret
                                  Linde Kester
                                William Reynolds



STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return for the Company, the NASDAQ US Stock Index and the NASDAQ Electronic Components Stock Index during the last five fiscal years. The graph shows the value, at the end of each calendar month, of $100 invested in the Common Stock or the indices on October 31, 2001. Historic stock price performance is not necessarily indicative of future stock price performance.

                         Comparison of Monthly Returns

                                  [LINE GRAPH]



      o The monthly return on investment for each of the periods for the Company is based on the closing price on the last trading day of each month. The Indices are based on their respective values on the final trading day of each month.

      Notwithstanding anything contained herein or in any other materials filed by the Company with the SEC, neither the audit committee report nor the stock performance graph shall be deemed to be "filed" with the SEC, and may not therefore be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


CERTAIN TRANSACTIONS

      On April 1, 1997, the Company loaned to Howard Hill, its President and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provides for interest at the rate of 6% per annum and which has no specific due date for principal. Interest on the loan is paid annually. The loan is evidenced by a promissory note that is secured by a lien on certain of Mr. Hill's personal property. Current outstanding balance is $66,980.

      Mr. Jacobs, a director of the Company, is an employee of Neil Berkman Associates, the Company's public relations firm. For the fiscal years ended October 31, 2005 and 2004, the Company paid to Neil Berkman Associates $39,645 and $43,050, respectively, for services rendered.

                             STOCKHOLDERS' PROPOSALS

      Stockholders who intend to submit proposals at the 2007 Annual Meeting must submit such proposals to the Company no later than December 26, 2006 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to Corporate Secretary, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202.

                                   FORM 10-KSB

      The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended October 31, 2005, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on or about February 13, 2006. Requests for copies of such report should be directed to the Chief Financial Officer, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. The Form 10-KSB may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                 ANNUAL REPORTS

      The Company's 2005 Annual Report, which includes audited financial statements for the Company's fiscal year ended October 31, 2005, is being mailed with along with this Proxy Statement.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.


                                                     Victor H. Powers
                                                     CFO and Corporate Secretary

San Diego, California
April 26, 2006